FOR IMMEDIATE RELEASE

Orient Paper to Attend 26th Annual ROTH Conference in Laguna Niguel

BAODING, Hebei, China – March 4, 2014 - Orient Paper, Inc. (NYSE MKT: ONP) (“Orient Paper” or the “Company”), a leading manufacturer and distributor of diversified paper products in North China, today announced that Mr. Winston Yen, the Company’s Chief Financial Officer, will attend the 26th Annual ROTH Conference to be held on March 9 - 12, 2014 in Laguna Niguel, California, USA. Details for the conference are as follows:

26th Annual ROTH Conference
Date:	Sunday, March 9 – Wednesday, March 12, 2014
Time(UTC-8):	Sunday, March 9: 12:00pm – 9:00pm Monday, March 10: 7:00am – 6:00pm Tuesday, March 11: 7:00am – 6:00pm Wednesday, March 12: 7:00am – 1:00pm
Location:	The Ritz Carlton, Laguna, Niguel 1 Ritz Carlton Drive, Dana Point, CA 92629, USA
Organizers:	ROTH Capital Partners

Investors who wish to meet Mr. Yen may contact the Company’s investor relations advisor via ir@orientpaperinc.com. For more information about the conference, please visit http://www.rothconference.com/.

About Orient Paper, Inc.

Orient Paper, Inc. (“Orient Paper”) is a leading paper manufacturer in North China. Using recycled paper as its primary raw material, Orient Paper produces and distributes three types of paper products namely, packaging paper (corrugating medium paper), offset printing paper, and other paper products, including digital photo paper, and household/tissue paper that the company is currently expanding into.

With production operations based in Baoding in North China’s Hebei Province, Orient Paper is located strategically close to the Beijing and Tianjin region, home to a growing base of industrial and manufacturing activities and one of the largest markets for paper products consumption in the country.

Orient Paper’s production facilities are controlled and operated by its wholly owned subsidiary Shengde Holdings, Inc., which in turn controls and operates Baoding Shengde Paper Co., Ltd., and Hebei Baoding Orient Paper Milling Co., Ltd for manufacturing digital photo, printing and packaging paper.

Founded in 1996, ONP has been listed on the NYSE MKT Board since December 2009. (Please visit http://www.orientpaperinc.com.)

For investor and media inquiries, please contact:

Investor and Media Contacts:

Orient Paper, Inc.

T: 1-562-818-3817

E: ir@orientpaperinc.com

FleishmanHillard

T: +852-2530-0228

E: ir@orientpaperinc.com

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